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                                                                       Exhibit 5

manatt                                           Manatt, Phelps & Phillips, LLP
manatt | phelps | phillips

March 5, 2002

Guaranty Federal Bancshares, Inc.
1341 West Battlefield
Springfield, MO 65807

     Re: Guaranty Federal Bancshares, Inc. - Registration Statement on Form S-8 for Offering of an Aggregate of 434,081 Shares of Common Stock

Gentlemen:

     We have acted as counsel to Guaranty Federal Bancshares, Inc., a Delaware-chartered corporation (the "Company") in connection with the Registration Statement on Form S-8 to be filed on or about March 5, 2002
(the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 434,081 shares of the Company's Common Stock, $0.10 par value per share (the "Shares"), consisting of 434,081 shares authorized for issuance under the Company's 1998 Stock Option Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the establishment of the Plan and originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Based upon the foregoing review, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Plan, the provisions of the option agreements duly authorized under the Plan and the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement.


      1001 Page Mill Road, Building 2, Palo Alto, California 94304 - 1006
                 Telephone:  650.812.1300  Fax:  650.213.0260
  Los Angeles  |  Mexico City  |  Monterrey  |  Orange County  |  Palo Alto  |
                        Sacramento  |  Washington, D.C.

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manatt
manatt | phelps | phillips

Guaranty Federal Bancshares, Inc.
March 5, 2002
Page 2

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                           Very truly yours,

                                           /s/ Manatt, Phelps & Phillips, LLP

                                           Manatt, Phelps & Phillips, LLP